SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): November 26, 2013

IDEAL POWER INC.
(Exact name of registrant as specified in Charter)

Delaware	001-36216	14-1999058
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(IRS Employee Identification No.)

5004 Bee Creek Road, Suite 600
Spicewood, Texas 78669
(Address of Principal Executive Offices)

512-264-1542
(Issuer Telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2 below).

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

[  ] Pre-commencement communications pursuant to Rule 13e-(c) under the Exchange Act (17 CFR 240.13(e)-4(c))

ITEM 1.01  ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

    On November 26, 2013, Ideal Power Inc. (the “Company”) entered into an addendum (the “Addendum”) to the Underwriting Agreement originally entered into on November 21, 2013 (the “Underwriting Agreement”) by and among the Company and MDB Capital Group, LLC and Northland Securities, Inc. (the “Underwriters”).  Pursuant to the Addendum, the Company and the Underwriters agreed to increase the price per share at which the Underwriters would purchase 3,000,000 shares of common stock from the Company to $4.5775 from $4.5375.  This change in price will also apply to the over-allotment option which covers an additional 450,000 shares of common stock, in the event the over-allotment option is exercised.  There were no other changes to the Underwriting Agreement.

ITEM 5.02  DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

    On November 27, 2013, Charles De Tarr, Vice President, Finance, separated from service.

ITEM 9.01  FINANCIAL STATEMENTS AND EXHIBITS

    Exhibit 10.1                      Underwriting Agreement, as amended

SIGNATURE

    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Current Report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  December 3, 2013

IDEAL POWER INC.

By:  /s/ Timothy Burns
       Timothy Burns
       Chief Financial Officer

EXHIBIT INDEX

Exhibit No.                                           Description

10.1                                           Underwriting Agreement, as amended